Exhibit 32.1

Certification by the Principal Executive Officer Pursuant to 18 U. S. C. Section 1350, as

Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, Paul Patrizio, hereby certify that, to the best of my knowledge, Arista Financial Corp.’s Annual Report on Form 10-K for the year ended December 31, 2017 (the Report), as filed with the Securities and Exchange Commission on April 17, 2018, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Arista Financial Corp.

By:	/s/ Paul Patrizio
Paul Patrizio
Principal Executive Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.